Exhibit 10.5

AMENDMENT NO. 3 TO THE
ENSCO
2005
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

       THIS AMENDMENT No. 3 executed this 4th day of August, 2009, and effective the first day of October, 2009, by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the "Company").

WITNESSETH:

       WHEREAS, the Company adopted the ENSCO 2005 Non-Employee Director Deferred Compensation Plan (the "2005 Plan"), effective January 1, 2005;

       WHEREAS, the Board of Directors of the Company (the "Board"), upon recommendation of its Nominating, Governance and Compensation Committee (the "Committee"), approved Amendment No. 1 to the 2005 Plan during a regular meeting held on March 10, 2008;

       WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved Amendment No. 2 to the 2005 Plan during a regular meeting held on November 4, 2008;

       WHEREAS, the Company adopted Amendment No. 2 to the 2005 Plan in order to facilitate compliance with the final Treasury regulations under section 409A of the Internal Revenue Code of 1986, as amended;

       WHEREAS, the Board, upon recommendation of the Committee during its meeting held on August 4, 2009, has approved this Amendment No. 3 to the 2005 Plan during a regular meeting held on August 4, 2009; and

       WHEREAS, the Company now desires to adopt this Amendment No. 3 to the 2005 Plan in order to amend Section 7.2 of the 2005 Plan, effective October 1, 2009, with respect to the limitation on the portion of a participant's account that may be invested in the Company stock fund;

       NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 3 to the 2005 Plan:

       Section 7.2 of the 2005 Plan is hereby amended to read as follows:

       7.2       Investments.  If a trust is established as provided for in Section 7.1, earnings and/or losses of the trust attributable to amounts credited to a Participant's Account shall increase or, if applicable, decrease such Participant's Account for purposes of determining the Participant's Benefits payable hereunder. The Committee may determine from time to time to direct the investment manager appointed pursuant to any such trust to invest the balance of a Participant's Account in accordance with the wishes and written directions of that Participant from among the registered mutual funds and the Company stock fund offered to the participants in the ENSCO Savings Plan from time to time under the terms of the ENSCO Savings Plan. If the Committee determines for any reason that a particular registered mutual fund available under the ENSCO Savings Plan cannot be made available under the Plan, a comparable fund will be substituted in its place.

       Up to 100 percent of the balance of a Participant's Account attributable to Deferred Retainer and Company Discretionary Contributions, if any, credited to his Account on or before May 31, 2008 may be invested in the Company stock fund. Effective June 1, 2008, a Participant may not direct that more than 50 percent of the balance of his Account attributable to Deferred Retainer and Company Discretionary Contributions, if any, credited to his Account after May 31, 2008 may be invested in the Company stock fund. If the investment election of any Participant in effect on June 1, 2008 provides for an election in excess of 50 percent to the Company stock fund, that investment election shall be automatically revised, effective June 1, 2008, with respect to the specific election to the Company stock fund to provide for an election of 50 percent to the Company stock fund and the percentage elected in excess of 50 percent shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund offered to participants in the ENSCO Savings Plan determined by the age of the Participant. Notwithstanding that the balance of a Participant's Account that is invested in the Company stock fund on June 1, 2008 is 50 percent or more of the total balance of his Account on that date, the Participant's Account may continue to hold that investment interest in the Company stock fund after May 31, 2008 and the investment election in the Company stock fund permitted by the two preceding sentences with respect to contributions credited to his Account after May 31, 2008 shall not be affected. A Participant shall not be permitted, however, to direct the investment manager after May 31, 2008 to change the investment of the then balance of his Account if (i) that investment election requires reinvestment of any portion of his Account into the Company stock fund and the balance of his Account that is invested in the Company stock fund on that date is 50 percent or more of the total balance of his Account on that date, or (ii) the effect of that investment election would result in more than 50 percent of the total balance of his Account on that date being invested in the Company stock fund.

       Effective October 1, 2009, a Participant may not direct that more than 25 percent of the balance of his Account attributable to Deferred Retainer and Company Discretionary Contributions, if any, credited to his Account after September 30, 2009 may be invested in the Company stock fund. If the investment election of any Participant in effect on October 1, 2009 provides for an election in excess of 25 percent to the Company stock fund, that investment election shall be automatically revised, effective October 1, 2009, with respect to the specific election to the Company stock fund to provide for an election of 25 percent to the Company stock fund and the percentage elected in excess of 25 percent shall be deemed to be an election of that excess percentage to the particular T. Rowe Price target date retirement fund offered to participants in the ENSCO Savings Plan determined by the age of the Participant. Notwithstanding that the balance of a Participant's Account that is invested in the Company stock fund on October 1, 2009 is 25 percent or more of the total balance of his Account on that date, the Participant's Account may continue to hold that investment interest in the Company stock fund after September 30, 2009 and the investment election in the Company stock fund permitted by the two preceding sentences with respect to contributions credited to his Account after September 30, 2009 shall not be affected. A Participant shall not be permitted, however, to direct the investment manager after September 30, 2009 to change the investment of the then balance of his Account if (i) that investment election requires reinvestment of any portion of his Account into the Company stock fund and the balance of his Account that is invested in the Company stock fund on that date is 25 percent or more of the total balance of his Account on that date, or (ii) the effect of that investment election would result in more than 25 percent of the total balance of his Account on that date being invested in the Company stock fund.

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       The Administrator may determine, without the necessity of an amendment to the Plan, at any time to increase, decrease or otherwise modify any then applicable limitation on the investment in the Company stock fund and the transitional rules applicable to any such increase, decrease or modification.

       Effective June 1, 2008, the Committee has also determined that it will direct the investment manager appointed pursuant to any such trust to invest up to 100 percent of the balance of a Participant's Account in accordance with the wishes and written directions of that Participant pursuant to the terms, conditions and limitations of the agreements governing the T. Rowe Price TradeLink+ self-directed brokerage investment program, as amended from time to time.

       IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 3 to the 2005 Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED /s/ Cary A Moomjian, Jr. Cary A. Moomjian, Jr. Vice President
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